2000 AMENDMENT

                                TO

                      GLOBAL INDUSTRIES, LTD.

                    1998 EQUITY INCENTIVE PLAN


The Global Industries, Ltd. 1998 Equity Incentive Plan (the "Plan") is hereby amended as follows (terms not defined herein having the meaning ascribed to them in the Plan), effective as of February 28, 2000 (if this amendment is approved by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the meeting at which such approval is proposed):

1. The first sentence of subparagraph (a) of Section V of the Plan is amended to read in its entirety as follows:

"Subject to adjustment as provided in Section IX(b), the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 7,500,000 shares."

2. The fourth sentence of subparagraph (a) of Section V of the Plan is amended to read in its entirety as follows:

"Notwithstanding any provision of the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options granted to any one individual during any calendar year may not exceed 10% of the total number of shares authorized to be issued under the Plan (subject to adjustment as provided in Section IX(b))."

3. The following provision is added as the last sentence of Section VII(d) of the Plan:

"Except as provided in Section IX, the Administrator may not, without the approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price."

4. The last sentence of Section X of the Plan is amended to read in its entirety as follows:

"The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the right of the recipient thereof without the consent of such recipient, and;
provided further that the Board may not, without approval of the stockholders of the Company, amend the Plan to (a) increase the maximum aggregate number of shares that may be issued under the Plan, (b) change the class of individuals eligible to receive Awards under the Plan or (c) amend or delete the last sentence of Section VII(d).

5. The Plan, as amended and modified by this 2000
Amendment, is specifically ratified and reaffirmed and shall remain in full force and effect. This Amendment shall not change or modify the terms of any outstanding
Awards under the Plan.



Adopted by the Board of Directors at a meeting held on ______________, 2001.

Approved at the Annual Meeting of Shareholders held
______________, 2001.